UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 11, 2022

LAKELAND FINANCIAL CORPORATION
(Exact name of Registrant as specified in its charter)

Indiana	0-11487	35-1559596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

202 East Center Street,
Warsaw	,	Indiana	46580
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (574) 267-6144

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	LKFN	NASDAQ

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (s230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (s240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 14, 2022, Lakeland Financial Corporation issued a press release announcing that Faraz Abbasi has been appointed to the Boards of Directors of Lakeland Financial Corporation and Lake City Bank effective January 11, 2022. Mr. Abbasi will serve an initial term as director of Lakeland Financial Corporation that will expire at the annual meeting of the stockholders to be held in 2022, at which time it is expected that he will be nominated for a one-year term. He will serve on Lake City Bank’s Audit and Compensation Committees. There are no other arrangements or understandings between Mr. Abbasi and any other person pursuant to which Mr. Abbasi was selected as a director. The news release is attached as Exhibit 99.1.

Item 7.01. Regulation FD Disclosure

On January 14, 2022, the Company and the Bank issued a press release announcing Mr. Abbasi's appointment. A copy of the press release is furnished herewithin as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d)Exhibits

99.1 Press Release issued by Lakeland Financial Corporation and Lake City Bank on January 14, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND FINANCIAL CORPORATION

Dated: January 14, 2022	By:	/s/ Lisa M. O’Neill
Lisa M. O’Neill
Executive Vice President
and Chief Financial Officer